                                                               EXHIBIT (h)(2)(b)

MORGAN STANLEY DEAN WITTER

                                                     MORGAN STANLEY DEAN WITTER
                                                     INVESTMENT MANAGEMENT
                                                     1221 AVENUE OF THE AMERICAS
                                                     NEW YORK NEW YORK 10020
                                                     (212) 762-4000

October 1, 200l

Mr. Robert Saginaw
American International Life Assurance
 Company of New York
80 Pine Street, 13th Floor
New York, New York 10005

        Re: Amendment to Schedules A and B to Participation Agreement

Dear Mr. Saginaw:

     This letter sets forth our understanding and acceptance of the attached amended and restated Schedules A and B to the Participation Agreement dated May 15, 1998, among The Universal Institutional Funds, Inc. (the "Fund," formerly Morgan Stanley Universal Funds, Inc.), Morgan Stanley Investment Management Inc. (formerly Morgan Stanley Asset Management Inc.), Morgan Stanley Investments LP (formerly Miller Anderson & Sherrerd, LLP) and American International Life Assurance Company of New York, which have been revised at your direction to (i) add Separate Account A; and (ii) add the Equity Growth, International Magnum and Value Portfolios of the Fund, respectively. The attached amended and restated Schedules A and B supersede all prior versions of Schedules A and B to the Participation Agreement.

     Please indicate your receipt and acceptance of this letter and the amended and restated Schedules A and B attached hereto by signing all four copies of this letter at the appropriate place below and returning three signed originals to our attention.

Sincerely,

MORGAN STANLEY INVESTMENT                THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
MANAGEMENT INC. (FORMERLY MORGAN         (FORMERLY MORGAN STANLEY UNIVERSAL
STANLEY ASSET MANAGEMENT INC.)           FUNDS, INC.)

By: _______________________________      By: ___________________________________

MORGAN STANLEY INVESTMENTS LP
(FORMERLY MILLER ANDERSON &
SHERRERD, LLP.)

By: ________________________________________

AGREED AND ACCEPTED:

AMERICAN INTERNATIONAL LIFE
ASSURANCE COMPANY OF NEW YORK

By: ________________________________________

                                   SCHEDULE A
                           AMERICAN INTERNATIONAL LIFE
                          ASSURANCE COMPANY OF NEW YORK

                        SEPARATE ACCOUNTS AND ASSOCIATED
                             CONTRACTS AND POLICIES

Name of Separate Account and                  Form Numbers of Contract or
Date Established by Board of Directors        Policy Funded by Separate Account
--------------------------------------        ---------------------------------

Separate Account A                            21GVIAl000 Group Immediate
Established June 5, 1986                                 Variable Annuity

Separate Account B                            2VUL12394  Individual Variable
Established June 5, 1986                                 Universal Life Policy
                                              21GVULD997 Registered Group
                                                         Variable Universal Life

The forms listed are so-called standard versions. There are numerous state variations of the forms. The policy form number would be the same except that the two-character state code is added at the end.

                                       A-l

                                   SCHEDULE B

                           PORTFOLIOS OF THE UNIVERSAL
                            INSTITUTIONAL FUNDS, INC.

Money Market Portfolio
Fixed Income Portfolio
High Yield Portfolio
Mid Cap Growth Portfolio
Mid Cap Value Portfolio
Emerging Markets Equity Portfolio
Technology Portfolio
Equity Growth Portfolio
International Magnum Portfolio
Value Portfolio
                                       B-l